As filed with the Securities and Exchange Commission on October 27, 2016

Registration No. 333-214016

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT No. 1 TO

FORM F-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Lloyds Banking Group plc

(Exact Name of Registrant as Specified in Its Charter)

Scotland

(State or Other Jurisdiction of Incorporation or Organization)

6029

(Primary Standard Industrial Classification Code Number)

Not Applicable

(I.R.S. Employer Identification No.)

25 Gresham Street

London EC2V 7HN

011-44-207-626-1500

(Address and Telephone Number of Registrant’s Principal Executive Offices)

Kevin P. McKendry

Chief Legal Officer, North America

Lloyds Bank plc

1095 Avenue of the Americas

New York, New York 10036

001-212-930-8920

(Name, Address and Telephone Number of Agent for Service)

Please send copies of all communications to:

John W. Banes

DAVIS POLK & WARDWELL LONDON LLP

5 Aldermanbury Square

London EC2V 7HR

Tel. No.: 011-44-207-418-1300

       Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
New 4.582% Subordinated Debt Securities due 2025 (the “2025 New Notes”)	$1,353,364,000	100%	$1,353,364,000	$156,854.89
New 5.300% Subordinated Debt Securities due 2045 (the “2045 New Notes”)	$824,082,000	100%	$824,082,000	$95,511.10

_________________

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457 under the Securities Act of 1933.

(2)	The total registration fee was previously paid in connection with the initial filing of this Form F-4 on October 7, 2016.

This Amendement No. 1 to the Registration Statement on Form F-4 (the “Registration Statement”) is being filed by Lloyds Banking Group plc solely to amend Exhibit 5.1 to the Registration Statement, a copy of which is attached hereto.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 21. Exhibits and Financial Statement Schedules

EXHIBIT INDEX

Exhibit Number	Exhibit Description
5.1	Opinion of CMS Cameron McKenna LLP, Scottish solicitors to Lloyds Banking Group plc, regarding the validity of the New Notes

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Lloyds Banking Group plc has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, United Kingdom, on the 27th day of October, 2016.

LLOYDS BANKING GROUP plc

By:	/s/ Vishal Savadia
Name: Vishal Savadia
Title: Head of Capital Structuring and Debt IR

NOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints T. Rougier, V. Savadia, R.D. Shrimpton, A.J. Wood and each of them (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, with full power of substitution, and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement or any registration statement in connection herewith that is to be effective upon filing pursuant to Rule 462(b) of the Securities Act, as amended, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ António Horta-Osório
António Horta-Osório	(Executive Director and Group Chief Executive)	27th day of October, 2016

/s/ George Culmer
George Culmer	(Executive Director and Chief Financial Officer)	27th day of October, 2016

/s/ Lord Blackwell
Lord Blackwell	(Chairman)	27th day of October, 2016

/s/ Juan Colombás
Juan Colombás	(Executive Director and Chief Risk Officer)	27th day of October, 2016

/s/ Anita Frew
Anita Frew	(Deputy Chairman and Non-Executive Director)	27th day of October, 2016

/s/ Alan Dickinson
Alan Dickinson	(Non-Executive Director)	27th day of October, 2016

/s/ Simon Henry
Simon Henry	(Non-Executive Director)	27th day of October, 2016

/s/ Nick Luff
Nick Luff	(Non-Executive Director)	27th day of October, 2016

/s/ Deborah McWhinney
Deborah McWhinney	(Non-Executive Director)	27th day of October, 2016

/s/ Nick Prettejohn
Nick Prettejohn	(Non-Executive Director)	27th day of October, 2016

/s/ Stuart Sinclair
Stuart Sinclair	(Non-Executive Director)	27th day of October, 2016

/s/ Anthony Watson CBE
Anthony Watson CBE	(Non-Executive Director)	27th day of October, 2016

/s/ Sara Weller CBE
Sara Weller CBE	(Non-Executive Director)	27th day of October, 2016

/ s/ Kevin P. McKendry
Kevin P. McKendry	(Authorized U.S. Representative)	27th day of October, 2016

Exhibit Index

Exhibit Number	Exhibit Description
3.1	Articles of association of Lloyds Banking Group plc (previously filed on the initial Form F-4 dated October 7, 2016 and incorporated herein by reference)
4.1	Subordinated Debt Securities Indenture dated as of November 4, 2014, between Lloyds Banking Group plc as Issuer and The Bank of New York Mellon, acting through its London Branch, as Trustee (previously filed on Form 6-K on November 4, 2014 and incorporated herein by reference)
4.2	Form of Fifth Supplemental Indenture to the Subordinated Debt Securities Indenture between Lloyds Banking Group plc, as Issuer, and The Bank of New York Mellon acting through its London Branch, as Trustee (previously filed on the initial Form F-4 dated October 7, 2016 and incorporated herein by reference)
4.3	Form of Sixth Supplemental Indenture to the Subordinated Debt Securities Indenture between Lloyds Banking Group plc, as Issuer, and The Bank of New York Mellon acting through its London Branch, as Trustee (previously filed on the initial Form F-4 dated October 7, 2016 and incorporated herein by reference)
4.4	Registration Rights Agreement dated as of December 1, 2015 between Lloyds Banking Group plc and Goldman, Sachs & Co., Lloyds Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, BNP Paribas Securities Inc. and Morgan Stanley & Co. LLC (previously filed on the initial Form F-4 dated October 7, 2016 and incorporated herein by reference)
5.1	Opinion of CMS Cameron McKenna LLP, Scottish solicitors to Lloyds Banking Group plc regarding the validity of the New Notes
5.2	Opinion of Davis Polk & Wardwell London LLP, U.S. counsel to Lloyds Banking Group plc regarding the validity of the New Notes (previously filed on the initial Form F-4 dated October 7, 2016 and incorporated herein by reference)
12	Statement of Computation of Ratio of Earnings to Fixed Charges (previously filed on Form 6-K on July 28, 2016 and incorporated herein by reference)
21	List of subsidiaries of Lloyds Banking Group plc (previously filed on Form 20-F for the year ended December 31, 2015, dated March 8, 2016 and incorporated herein by reference)
23.1	Consent of CMS Cameron McKenna LLP (contained in their opinion filed as Exhibit 5.1)
23.2	Consent of Davis Polk & Wardwell London LLP (contained in their opinion previously filed as Exhibit 5.2 on the initial Form F-4 dated October 7, 2016 and incorporated herein by reference)
23.3	Consent of PricewaterhouseCoopers LLP (previously filed on the initial Form F-4 dated October 7, 2016 and incorporated herein by reference)
25.1	Statement of Eligibility for the Subordinated Debt Securities Indenture between Lloyds Banking Group plc, as Issuer, and The Bank of New York Mellon acting through its London Branch, as Indenture Trustee and referenced above as Exhibit 4.1 (previously filed on the initial Form F-4 dated October 7, 2016 and incorporated herein by reference)